Exhibit 99.2

Financial Results First Quarter 2013 Financial Results

Forward-Looking Statements This presentation contains “forward-looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico (“FirstBank” or “the Bank”) will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”)that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the FED to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States’ financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject. 2

Agenda First Quarter 2013 Highlights: Aurelio Alemán, President & Chief Executive Officer First Quarter Results of Operations: Orlando Berges, Executive Vice President & Chief Financial Officer Summary Questions & Answers 3

FIRST QUARTER 2013 Highlights

Profitability• Net loss of $72.6 million, or $0.35 per diluted share, reflecting a $68.0 million loss related to the bulk sale of assets and adjustments to the value of loans transferred to held for sale. • Adjusted net loss of $4.6 million, or $0.02 per diluted share, excluding the effect of the bulk sale and loans transferred to held for sale. • Adjusted pre-tax, pre-provision income of $50.5 million, down $4.0 million from Q4 but up significantly from $34.8 million in Q1 2012. • Net interest margin increased by 5 basis points to 3.96% driven by further reductions in the average cost of funding; an increase of 76 basis points compared to Q1 2012. Asset Quality • Total NPAs decreased for the 12th consecutive quarter by $151.6 million to $1.09 billion. • Bulk sale of adversely classified loans and OREO properties with a book value of $217.7 million, including $185.0 million of non-performing assets. Transfer of $181.6 million of non-performing loans to held for sale. • Year-over-year NPAs down $246 million; NPLs down $289 million. Core Deposits • Non-brokered deposits, excluding government fund deposits, increased by $145.6 million in Q1 13. • Brokered certificates of deposit (CDs) decreased by $12.6 million in Q1 13. • Year-over-year deposits net of brokered CDs grew by $336 million, or 5%, while brokered CDs declined by $261 million, or 7%. Capital • Q1 2013 Capital position remains strong: ‒ Risk Based Capital Ratio 17.4% compared to 17.8% in Q4 2012 ‒ Tier 1 Ratio 16.2% compared to 16.5% in Q4 2012 ‒ Leverage ratio 12.1% compared to 12.6% in Q4 2012 ‒ Tangible Common Equity Ratio 9.90% compared to 10.44% in Q4 2012 ‒ Deferred Tax Asset valuation allowance of $366 million First Quarter 2013 Highlights: CORE FRANCHISE STRONG 5 Effectively executing strategic plan:

1First BanCorp

First Quarter 2013 Highlights: LOAN PORTFOLIO

($ in millions)


Loan Portfolio
$11,250
$10,000
$8,750
$7,500
$6,250
$5,000
$3,750
$2,500
$1,250
$0
$10,340
$10,357
$10,257
$10,139
$9,836
44
60
64
85
276
1,501
1,479
1,459
1,884
1,671
4,044
3,738
3,628
3,049
2,943
399
365
353
362
213
1,553
1,950
1,986
2,013
2,020
2,799
2,764
2,767
2,747
2,714
1Q 2012
2Q 2012
3Q 2012
4Q 2012
1Q 2013


Loan Originations*
$1,050
$875
$700
$525
$350
$175
$-
$569
$838
$755
$914
$802
7
10
9
4
5
230
381
243
353
260
10
16
12
39
28
160
237
304
305
279
162
194
187
214
229
1Q 2012
2Q 2012
3Q 2012
4Q 2012
1Q 2013
Loans Held for Sale
Commercial Mortgage
Commercial and Industrial
Construction
Consumer & Finance Leases
Residential Mortgage

Continued focus on originations that meet risk appetite and pricing targets to optimize the portfolio:

- ✓ Continued focus on NPL reduction strategies while selectively replacing with performing loans.
- ✓ Continued focus on increasing Consumer and Residential Mortgage market share & rebuilding our Commercial portfolio.
- ✓ Increased focus on rebuilding commercial book in PR and FL.

Strong origination activity at $802 million for Q1 13:

- Residential mortgages increased $16 million;
- Consumer loans $279 million:
  - Auto loans $146 million
  - Personal loans $46 million
  - Credit card utilization activity of $87 million
- Commercial volume declined due to fewer closings in the quarter, but the pipeline is strong.

* Originations including refinancings and draws from existing revolving and non-revolving commitments

6

 Continued focus on deposit growth strategy; deposits net of brokered CDs and excluding public funds, grew $145.6 million. We achieved this while reducing the cost of deposits net of brokered from 0.88% to 0.84%. Continued focus on cross-selling opportunities. Reduced reliance on brokered deposits: - 34% of deposits are brokered CDs, a decline of $12.6 million compared to Q4 2012. 7 ($ in millions) Deposits, Net of Brokered CDs Total Deposit Composition First Quarter Highlights: DEPOSIT MIX 7

FIRST QUARTER 2013 Results of Operations

9 Results of Operations: BULK SALE TRANSACTION On March 28, 2013, completed the sale of adversely classified and nonperforming commercial and construction loans & OREO. Portfolio Characteristics: Unpaid principal balance (UPB) of $377.6 million Over 64% of the 454 loans within the pool had a balance of less than $1 million. Total book value of $217.7 million; $185.0 million of non-performing assets. Reserves allocated to pool of $39.9 million Sale Price: $120.2 million all cash 31.8% Price / UPB 55.4% Price / Book Value Impact to Income: Transaction resulted in an incremental loss of $58.9 million; and $3.9 million of professional fees.

1 First BanCorp

Results of Operations: First Quarter 2013 Financial Highlights

($ in thousands, except per share data)

	Q1 2013	Q4 2012	Variance	Q1 2012
Interest income	$ 160,225	$ 165,054	$ (4,829)	$ 152,107
Interest expense	35,732	39,423	(3,691)	50,241
Net interest income	124,493	125,631	(1,138)	101,866
Provision for loan and lease losses	111,123	30,466	80,657	36,197
Non-interest income	19,167	20,098	(931)	14,711
Equity in losses of unconsolidated entities	(5,538)	(8,330)	2,792	(6,236)
Total non-interest income	13,628	11,768	1,860	8,475
Personnel expense	33,554	31,840	1,714	31,611
Occupancy and equipment expense	15,070	14,972	98	15,676
Insurance and supervisory fees	12,806	13,263	(457)	13,008
REO expense	7,310	6,201	1,109	3,443
Other operating expenses	29,270	24,629	4,641	21,455
Pre-tax income (loss)	(71,011)	16,028	(87,039)	(11,049)
Income tax expense	1,622	1,493	129	2,133
Net income (loss)	$ (72,633)	$ 14,535	$ (87,168)	$ (13,182)

Select Financial Information				
Adjusted Pre-tax, pre-provision income	$ 50,463	$ 54,461	$ (3,998)	$ 34,797
Fully diluted EPS	$ (0.35)	$ 0.07	$ (0.42)	$ (0.06)
Book value per share	$ 6.50	$ 6.89	$ (0.39)	$ 6.65
Tangible book value per share	$ 6.21	$ 6.60	$ (0.39)	$ 6.46
Common stock price	$ 6.23	$ 4.58	$ 1.65	$ 4.40
Net Interest Margin (GAAP)	3.96%	3.98%	(0.02%)	3.20%
Efficiency ratio	71.0%	66.2%	4.8%	77.2%

10

11 Results of Operations: REVENUE & MARGIN EXPANSION NIM expanded 5 basis points, while net interest income remained relatively flat compared to Q4 12. NIM increased 76 basis points yearover- year. Net interest income declined $1.1 million in the first quarter due to: - $1.6 million decrease in net interest income due to 2 fewer days in the quarter.- Other items impacting the decrease were $0.9 million reversal due to migration of one large credit; $1.3 million due to reduction in average balance and $1.0 million due to lowers yields on MBS. - Offsetting these items was a 11 basis point improvement in the average cost of funding. Non interest income* declined by $0.9 million due to lower sales and profit margins in mortgage banking.* Non interest income excludes equity losses of unconsolidated entities

12 Results of Operations: COST OF FUNDS Cost of total deposits net of brokered decreased to 0.84% from 0.88% in Q4 2012. The average rate paid on non-brokered deposits, including interest-bearing checking accounts, savings and retail CDs, declined by 3 basis points to 0.98% during the first quarter. The average cost of brokered deposits decreased 21 basis points. Further reductions in interest expense and the average cost of funds could be realized during 2013, as maturing brokered CDs and advances are renewed at lower current rates. $2.0 billion of brokered CDs at an average cost of 1.39% mature in the next twelve months.(Renewals at current rates range between 50 and 130 basis points). 1.25% 1.13% 1.03% 1.01% 0.98% 1.11% 0.99% 0.91% 0.88% 0.84% 0.50% 1.00% 1.50% 1Q 2012 2Q 2012 3Q 2012 4Q 2012 1Q 2013 Interest Bearing Deposits, Net of Brokered CDs Total Deposits, Net of Brokered CDs

1 First BanCorp

Results of Operations: ASSET QUALITY

($ in millions)

Non-performing Assets


Loans Held for Sale
Repossessed Assets & Other
NPLs Held for Investment
$1,800
$-
1,790
1,701
1,669
1,562
1,410
1,390
1,377
1,337
1,332
1,251
1,259
1,238
1,087
1,639
683
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
2010
2011
2012
2013

	Q4 12	Q1 13	$ Δ	% Δ
Residential	$ 314	$ 311	$ (2)	(1%)
Consumer	39	34	(5)	(13%)
C&I and CRE	445	278	(167)	(38%)
Construction	178	60	(118)	(66%)
Loans HFS	2	148	146	NA
NPLs	978	831	(147)	(15%)
REO & Repo Prop	196	191	(4)	(2%)
Other	65	65	-	0%
NPAs	$ 1,238	$ 1,087	$ (152)	(12%)

- NPAs are down $703 million, or 39%, since the peak in Q1 10; and $152 million, or 12%, compared to Q4 12.
- NPLs Held for Investment are down $956 million, or 58%, since the peak in Q1 10; and $293 million, or 30%, compared to Q4 12.
- Loans Held For Sale:
  - Two large transactions previously announced written down to $81 million, expected to close in 2013; and
  - Reclassified an addition $80 million of commercial & construction, charging-off $15.5 million.
- Commercial NPLs are being carried at 59.5% of unpaid principal balance, net of specific reserves.

Commercial Non-performing Loans *(includes HFS)*[1]

Product	Book Value	Accumulated Charge-offs	Reserves	Net Carrying Amount[2]
C & I	$141.0	$51.7	$30.6	57.3%
CRE	227.6	50.8	30.6	70.8%
Construction	116.9	102.6	13.5	47.1%
Total	$485.6	$205.2	$74.8	59.5%

1 As of March 31, 2013
2 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs

13

14 Results of Operations: NET CHARGE-OFFS & ALLOWANCE COVERAGE ($ in millions) Total net charge-offs for Q1 2013 were $204 million, or 8.10% of average loans, consisting of: Bulk sale charges $98MM Charges for loans moved to held for sale, including those with signed agreements 35MM Charge-off associated with a loan split TDR 25MM Sub-total $158MM All other Charge-offs $46MM Net Charge-offs * Annualized $47 $52 $41 $41 $204 $484 $457 $446 $435 $343 4.70% 4.44% 4.37% 4.33% 3.58% 1.78% 2.03% 1.58% 1.59% 8.10% 0.0% 3.0% 6.0% 9.0% $- $200 $400 $600Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 ALLL ALLL to Loans NCOs to Average Loans *

15 Results of Operations: CAPITAL POSITION The Corporation’s total stockholders’ equity amounted to $1.40 billion as of March 31, 2013, a decrease of $81.0 million from December 31, 2012, driven by the net loss of $72.6 million and a decrease of $8.6 million in other comprehensive income due to lower unrealized gains on available-for-sale securities. Deferred Tax Asset Valuation Allowance of $366 million. The capital levels continue to be strong as First BanCorp executes on its strategic plan. Capital Ratios 17.4% Total Capital Ratio 17.8% 17.4% 16.0% Tier 1 Capital Ratio 16.5% 16.2% 12.3% Leverage Ratio 12.6% 12.1% 13.1% Tier 1 Common Ratio 13.6% 13.2% 10.2% Tangible Common Ratio 10.4% 9.9% 7.5% 10.0% 12.5% 15.0% 17.5% 20.0% Q1 12 Q2 12 Q3 12 Q4 12 Q1 13

16 Summary: CORE FRANCHISE IS STRONG Executing Strategic Plan: • Asset Quality: 12th Consecutive Quarter of reductions in NPAs, down $152 million or 12% compared to prior quarter. • Core Deposits: Increased $146 million this quarter. • NIM Improvement: Our cost of funding was down which helped improve our margin 5 basis points to 3.96% • Loan Originations: We had solid loan originations this quarter at $802 million and will look to rebuild our C&I book while strengthening our dominant position on the island in auto lending • Strategic Alliance: Our new strategic alliance with FIS will better prepare us for further technological advancements in banking; and • Capital Position: Our capital position remains strong allowing us to continue to aggressively address our legacy asset issues. Our deferred tax asset valuation allowance is $366 million. We are confident that our core franchise is strong and will continue to improve.

FIRST QUARTER 2013 Q&A

EXHIBITS

19 Results of Operations: FIRST QUARTER KEY MARGIN DRIVERS Q1 vs. Q4 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations $ ∆in % ∆ in Average Average Volume Rate Average total investments 99,334 $ (0.16%) (808) $ Average loans & leases: Residential mortgage loans 3,019 0.17% 486 Construction loans (11,634) 0.11% (45) C&I and commercial mortgage loans (135,805) (0.08%) (3,228) Consumer loans 22,838 (0.18%) (1,161) Total average loans (121,901) 0.03% (3,989) Average total interest-earning assets (22,567) (0.04%) (4,797) Interest-bearing liabilities: Brokered CDs (6,060) (0.21%) 2,085 Other interest-bearing deposits 57,725 (0.02%) 455 Other borrowed funds - (0.03%) 256 Average total interest-bearing liabilities (48,724) (0.11%) 3,691 Increase in net interest income * (1,106) $ Net Interest Income Changes

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tangible Common Equity Ratio and Tangible Book Value per Common Share

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles and purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles and purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders' equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

Tangible Common Equity

(In thousands, except ratios and per share information)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Tangible Equity:					
Total equity - GAAP	$ 1,403,999	$ 1,485,023	$ 1,484,117	$ 1,448,959	$ 1,433,023
Preferred equity	(63,047)	(63,047)	(63,047)	(63,047)	(63,047)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(22,580)	(23,511)	(23,920)	(24,342)	-
Core deposit intangible	(8,746)	(9,335)	(9,923)	(10,512)	(11,100)
Tangible common equity	**$ 1,281,528**	**$ 1,361,032**	**$ 1,359,129**	**$ 1,322,960**	**$ 1,330,778**
Tangible Assets:					
Total assets - GAAP	$ 13,005,876	$ 13,099,741	$ 13,139,747	$ 12,913,650	$ 13,085,623
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(22,580)	(23,511)	(23,920)	(24,342)	-
Core deposit intangible	(8,746)	(9,335)	(9,923)	(10,512)	(11,100)
Tangible assets	**$ 12,946,452**	**$ 13,038,797**	**$ 13,077,806**	**$ 12,850,698**	**$ 13,046,425**
Common shares outstanding	**206,228**	**206,235**	**206,179**	**206,134**	**206,134**
Tangible common equity ratio	**9.90%**	**10.44%**	**10.39%**	**10.29%**	**10.20%**
Tangible book value per common share	**$ 6.21**	**$ 6.60**	**$ 6.59**	**$ 6.42**	**$ 6.46**

20

1First BanCorp

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tier 1 Common Equity to Risk-Weighted Assets Ratio

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio will be required under Basel III capital standards as proposed. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation's capital levels and believes that, at this time, the ratio may be of interest to investors.

Tier 1 Common Equity to Risk-Weighted Assets

(Dollars in thousands)

	As of				
	December 31, 2012	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Tier 1 Common Equity:					
Total equity - GAAP	$ 1,403,999	$ 1,485,023	$ 1,484,117	$ 1,448,959	$ 1,433,023
Qualifying preferred stock	(63,047)	(63,047)	(63,047)	(63,047)	(63,047)
Unrealized gain on available-for-sale securities (1)	(19,868)	(28,476)	(42,528)	(26,623)	(20,233)
Disallowed deferred tax asset (2)	-	-	(40)	(41)	(25)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(8,746)	(9,335)	(9,923)	(10,512)	(11,100)
Cumulative change gain in fair value of liabilities accounted for under a fair value option	-	-	-	-	(2,434)
Other disallowed assets	(2,515)	(4,032)	(4,155)	(2,917)	(807)
Tier 1 common equity	**$ 1,281,725**	**$ 1,352,035**	**$ 1,336,326**	**$ 1,317,721**	**$ 1,307,279**
Total risk-weighted assets	**$ 9,721,502**	**$ 9,933,719**	**$ 10,026,572**	**$ 10,046,284**	**$ 9,947,559**
Tier 1 common equity to risk-weighted assets ratio	**13.18%**	**13.61%**	**13.33%**	**13.12%**	**13.14%**

1- Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2- Approximately $10 million of the Corporation's deferred tax assets at March 31, 2013 (December 31, 2012 - $11 million; September 30, 2012 - $12 million; June 30, 2012 - $12 million; March 31, 2012 - $12 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $0 of such assets at March 31, 2013 (December 31, 2012 - $0; September 30, 2012 - $40k; June 30, 2012 - $41k; March 31, 2012 - $25k) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter-end date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $6 million of the Corporation's other net deferred tax liability at March 31, 2013 (December 31, 2012 - $6 million; September 30, 2012 - $7 million; June 30, 2012 - $7 million; March 31, 2012 - $7 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

21

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Adjusted Pre-Tax, Pre-Provision Income

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation's performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

Pre-Tax, Pre-Provision Income

(Dollars in thousands)

	Quarter Ended				
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
(Loss) income before income taxes	$ (71,011)	$ 16,028	$ 19,834	$ 10,901	$ (11,049)
Add: Provision for loan and lease losses	111,123	30,466	28,952	24,884	36,197
Add: Net loss on investments and impairments	117	69	547	143	1,207
Add: Unrealized (gain) loss on derivatives instruments and liabilities measured at fair value	(400)	(432)	(170)	(506)	(283)
Add: Loans sale transaction related expenses and other non-recurring professional fee expenses	5,096	-	-	-	-
Add: Contingency adjustment-tax credits	-	-	-	-	2,489
Add: Equity in losses of unconsolidated entities	5,538	8,330	2,199	2,491	6,236
Adjusted pre-tax, pre-provision income	$ 50,463	$ 54,461	$ 51,362	$ 37,913	$ 34,797
Change from most recent prior quarter-amount	$ (3,998)	$ 3,099	$ 13,449	$ 3,116	$ 6,316
Change from most recent prior quarter-percentage	-7.3%	6.0%	35.5%	9.0%	22.2%

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